UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 12, 2008

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Nevada Gold & Casinos, Inc. (the “Company”) is a founding shareholder and owns a 56% interest in Restaurant Connections International, Inc. (“RCI”). On August 12, 2008, the Company announced that RCI has sold Internacional Restaurantes do Brasil, Ltda. (“IRB”), a majority-owned subsidiary of RCI, to Pogo Participacoes Ltda. for $5.5 million. IRB owns 16 Pizza Hut restaurants in Sao Paulo, Brazil. From the proceeds of the transaction, RCI will repay the promissory note and accrued interest due to the Company in the approximate amount of $4.7 million.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

99.1	Press Release dated August 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: August 12, 2008	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	Press Release dated August 12, 2008